EXHIBIT 23.1


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



We consent to the incorporation by reference of our report dated July 16, 1999 (except as to Note 1 which is as at August 16, 1999) in the Registration
Statement (Form S-8 No. 333-    ) pertaining to the 2000 Non-Qualified Stock
Option Plan of DENMANS.COM, Inc. with respect to the consolidated financial statements of DENMANS.COM, Inc. included in its Registration Statement on Form 10-SB/A, as amended, filed with the Securities and Exchange Commission.


Vancouver, Canada                                       /S/ "Ernst & Young LLP"
March 24, 2000                                          Chartered Accountants